UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2024

EQUITY RESIDENTIAL

(Exact name of Registrant as Specified in Its Charter)

Maryland	1-12252	13-3675988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ERP OPERATING LIMITED PARTNERSHIP (Exact name of Registrant as Specified in Its Charter)
Illinois	0-24920	36-3894853
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 474-1300

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 Par Value (Equity Residential)	EQR	The New York Stock Exchange
7.57% Notes due August 15, 2026 (ERP Operating Limited Partnership)	N/A	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 19, 2024, each of Ann C. Hoff and Nina P. Jones was appointed as a Trustee of Equity Residential (the “Company”). In connection with Ms. Hoff’s and Ms. Jones’ appointment, the size of the Company’s Board of Trustees was increased from 9 to 11. Effective as of such date, Ms. Hoff was appointed to serve on the Audit Committee and Ms. Jones was appointed to serve on the Audit Committee and the Corporate Governance Committee. The Company has determined that each of Ms. Hoff and Ms. Jones is independent of the Company and its management within the meaning of the New York Stock Exchange listing standards.

As a non-employee Trustee, Ms. Hoff will receive an annual cash retainer of $90,000, an annual retainer of $190,000 to be paid in share options, restricted shares and/or restricted units and an additional $15,000 annual cash retainer for her service on the Audit Committee, with all such amounts prorated from the date of her appointment to the date of the Company’s 2024 Annual Meeting of Shareholders. As a non-employee Trustee, Ms. Jones will receive an annual cash retainer of $90,000, an annual retainer of $190,000 to be paid in share options, restricted shares and/or restricted units, an additional $15,000 annual cash retainer for her service on the Audit Committee and an additional $10,000 annual cash retainer for her service on the Corporate Governance Committee, with all such amounts prorated from the date of her appointment to the date of the Company’s 2024 Annual Meeting of Shareholders. The Company will enter into an Indemnification Agreement with each of Ms. Hoff and Ms. Jones in substantially the same form that the Company has entered into with its other Trustees and executive officers. The form of the Indemnification Agreement was filed as Exhibit 10.18 to the Company’s Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 12, 2004.

A copy of the press release announcing Ms. Hoff’s and Ms. Jones’ appointment to the Company’s Board of Trustees is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 19, 2024, announcing the appointment of Ann C. Hoff and Nina P. Jones to the Board of Trustees of Equity Residential.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL
Date: March 19, 2024	By: /s/ Scott J. Fenster
Name: Scott J. Fenster
Its: Executive Vice President and General Counsel

ERP OPERATING LIMITED PARTNERSHIP
By: Equity Residential, its general partner
Date: March 19, 2024	By: /s/ Scott J. Fenster
Name: Scott J. Fenster
Its: Executive Vice President and General Counsel